04/22/2020 Business update and response to covid-19 Exhibit 99.2

Disclosure notice This presentation contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the impact of the COVID‑19 pandemic on the construction sector, in general, and the financial position and operating results of our Company, in particular, which cannot be predicted and could change rapidly, and those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this presentation represent the Company's views as of the date of this presentation and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this presentation.

Health and Safety Our most important focus is directed toward the health and safety of employees, customers and our communities We are following the Centers for Disease Control and Prevention guidelines for businesses and employers Business Operations and Strategic Initiatives Our exteriors and interiors branches have been deemed essential businesses throughout the United States and Canada Beacon’s supply chain team is working with a diverse supplier network to maintain uninterrupted product sourcing Industry leading digital and e-commerce platform assists contractors in practicing appropriate social distancing On Time & Complete (OTC) network operating model ensures the reliability of Beacon’s delivery network amid potential COVID-19 disruptions Managing Costs Amid COVID-19 We are taking appropriate cost actions as local conditions warrant High R&R Focus; Roofing Provides Limited Discretion/Non-Discretionary Demand 70-75% of overall net sales are repair and remodel (R&R) based; roofing demand is heavily skewed to necessary repairs/replacement Financial Flexibility and Strong Liquidity We have a solid balance sheet and attractive liquidity position Beacon’s covid-19 focus areas

Health and safety Following COVID-19 related health and safety measures issued by Centers for Disease Control and Prevention (CDC) Implemented hygiene guidelines involving hand washing, recommended PPE and the disinfecting of frequently touched objects; employees required to remain home when sick Expanding telecommuting and work-from-home practices for non-branch personnel; travel is being limited Practicing social distancing, limiting non-customer visits to our branches and restricting access to work areas All potential COVID-19 facility issues result in extensive branch cleaning and closure for up to two business days; paid-time off for affected employees and required isolation policy Formed COVID-19 response leadership team to monitor daily internal/external developments and determine necessary actions to protect our employees and customers Placing high emphasis on frequent written and video communications from Beacon leadership team to employees; regular letters/e-mails from CEO/COO to customers

Strategic elements in focus for operations Our network of 500+ branches and branch-based employees have been deemed essential, including our U.S. and Canadian operations, and both exteriors and interiors branches The majority of our products are North American sourced; we have multiple vendors with a variety of plants in each category and we are experiencing no significant supply disruptions Two strategic initiatives have become increasingly valuable to Beacon and our customers within the current environment We are expanding the promotion and training around our digital platform. Online ordering and our estimating tool offer unique social distancing benefits; our third-party financing options have proven valuable to contractors and homeowners Beacon’s On Time & Complete (OTC) branch operating model provides high levels of flexibility. We have the ability to shift inbound calls and outbound deliveries among branches

Historical margin perspective COGS – 100% variable reflecting product purchase costs plus freight-in Flexible operating cost structure Positive EBITDA margins throughout past cycles and weather downturns Normal demand seasonality creates an understanding of rapid cost actions We have a history of managing costs to local demand conditions managing costs to covid-19 environment We have implemented highly tailored, immediate cost actions across our network Employee related moves include reduction in overtime hours, seasonal and temporary hiring, and hours worked. Temporary furloughs and salary reductions being implemented Other cost actions include elimination of non-discretionary spending like T&E costs, renegotiation of contracts and facility consolidations Recent cost actions have materially lowered our breakeven point; we believe certain of these structural improvements will have positive ramifications after the COVID-19 disruption has ended non-discretionary Attributes within roofing 70-75% of overall company demand is from repair and remodel (R&R) activity Roofing contains a meaningful percentage of limited discretion / non-discretionary R&R demand driven by leaks, age and weather damage ~85% of sales from exterior products, where installations involve limited jobsite interaction (social distancing maintained) The majority of product deliveries do not require face-to-face interaction (social distancing maintained) Source: 3M and Owens Corning

Financial strength and flexibility Favorable Long-term Cash Flow Characteristics Unique company-specific, non-discretionary and counter-cyclical demand Distribution business model with favorable cash flow characteristics over full business cycle Enhanced Liquidity Position Recent proactive move to draw down $725m from ABL Pay down ABL as external environment stabilizes ~$185m remaining availability on ABL after draw No Maturities until 2023 ABL matures 2023 Term Loan B matures 2025 Required principal payments of $9.7m/year Senior Notes mature 2025 and 2026 Maintenance Covenant in ABL Fixed charge coverage ratio greater/equal to 1.0 12/19 Quarter-End of 2.3

Well-prepared financially and operationally for covid-19 environment The health and safety of our employees is our number one priority Our locations and branch employees have been designated essential across the U.S. and Canada E-commerce is gaining wider adoption amid social distancing Our OTC Network is ensuring reliable delivery schedules for customers across major markets A high percentage of sales are tied to R&R related activity with much of this business considered non-discretionary We have a lengthy track record of generating positive operating cash flow across a wide-range of demand environments We have a solid balance sheet with no near-term maturities, manageable covenants and substantial liquidity; we believe that unprecedented uncertainty justifies a high level of attention to financial flexibility